UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2005
Horizon Offshore, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-16857 (Commission File Number)	76-0487309 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
(713) 361-2600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
Item 9.01 Financial Statements and Exhibits.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SIGNATURE

EXPLANATORY NOTE
     This Amendment No. 1 on Form 8-K/A (the Form 8-K/A) to our Form 8-K, date of report June 10, 2005 (the Form 8-K), which was originally filed on June 16, 2005, is being filed to reflect the restatement of our 2004 consolidated financial statements in response to comments that we received from the staff of the Division of Corporation Finance (the Staff) of the Securities and Exchange Commission in connection with the Staff’s normal periodic review of our filings. We restated our consolidated financial statements to record an additional loss in the quarter ended September 30, 2004 related to the expected benefit, if any, from the indirect cash flows under the mortgagee’s interest insurance policy for the Gulf Horizon and the recognition of this benefit as a long-term asset. Also, we restated our earnings (loss) per share — basic and diluted for 2004 to include 5,283,300 shares of common stock issuable in connection with warrants issued on March 11, 2004 to holders of our 16% Subordinated Notes in the calculation of weighted average shares used in computing earnings (loss) per share. The restatement of our 2004 consolidated financial statements increased the operating loss of $(25.1) million to $(34.2) million and increased the net loss of $(54.5) million, or $(2.00) per share — diluted, to $(63.6) million, or $(2.06) per share — diluted, for the year ended December 31, 2004, increased the weighted average shares used in computing earnings (loss) per share — basic and diluted from 27,233,280 to 30,889,021, and reduced assets by $(9.1) million and increased our accumulated deficit by $(9.1) million at December 31, 2004. The restatement for the quarter ended March 31, 2005 reduced assets by $(9.1) million and increased our accumulated deficit by $(9.1) million at March 31, 2005.
     This Form 8-K/A includes only the amended portions of the Form 8-K as a result of the restatement of our 2004 consolidated financial statements and does not set forth the complete text of the Form 8-K in its entirety. The following items have been amended as a result of the restatement described above:
     Item 9.01. — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.
     (b) Restated pro forma financial information:
     The following unaudited pro forma condensed consolidated financial statements were prepared to reflect the effect of the Exchange Transaction completed on June 10, 2005.
     The unaudited pro forma condensed consolidated balance sheets as of March 31, 2005 and December 31, 2004 give effect to the Exchange Transaction as if it occurred on those dates. The unaudited pro forma condensed consolidated statements of operations for the fiscal quarter ended March 31, 2005 and the fiscal year ended December 31, 2004 give effect to the Exchange Transaction as if it occurred at the beginning of the period presented.
     The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with our restated historical consolidated financial statements and the related notes that are included in Amendment No. 1 on Form 10-Q/A to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and Amendment No. 2 on Form 10-K/A to our Annual Report on Form 10-K for the year ended December 31, 2004, both filed on August 15, 2005. The unaudited pro forma condensed consolidated financial statements are based on presently available information and are not necessarily indicative of the results that would have been reported had the transaction actually occurred on the dates specified. The unaudited pro forma condensed consolidated financial statements do not purport to indicate the future consolidated financial position or future consolidated results of our operations.
     The pro forma adjustments presented below reflect the exchange of approximately $85.0 million of Subordinated Notes and all of the 1,400 shares of Series A Preferred Stock for approximately 60 million shares of our common stock and one million shares of Series B Preferred Stock. The pro forma adjustments also reflect the effect on weighted average shares of common stock outstanding as a result of the Exchange Transaction. The pro forma adjustments are based on preliminary estimates, currently available information and certain assumptions that our management believes are reasonable.

HORIZON OFFSHORE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
Restated
(In thousands, except share data)

	Historical			Pro Forma	Historical			Pro Forma
	March 31,			March 31,	December 31,			December 31,
	2005	Adjustments		2005	2004	Adjustments		2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,290	$—		$7,290	$37,975	$—		$37,975
Restricted cash	5,700	—		5,700	—	—		—
Accounts receivable, net	66,758	—		66,758	106,265	—		106,265
Other current assets	11,480	—		11,480	13,711	—		13,711
Total current assets	91,228	—		91,228	157,951	—		157,951
PROPERTY AND EQUIPMENT, net	196,748	—		196,748	198,804	—		198,804
OTHER LONG TERM ASSETS	40,606	(6,872	)(e)	33,734	37,522	(8,390	)(e)	29,132
	$328,582	$(6,872)		$321,710	$394,277	$(8,390)		$385,887
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$23,420	$—		$23,420	$35,267	$—		$35,267
Accrued expenses and other current liabilities	38,239	—		38,239	51,419	—		51,419
Current maturities of long-term debt, net of discount	48,690	—		48,690	42,243	—		42,243
Total current liabilities	110,349	—		110,349	128,929	—		128,929
LONG-TERM DEBT, net of current portion and discount	137,857	(67,193	)(c)	70,664	170,347	(63,968	)(c)	106,379
OTHER LIABILITIES	1,174	—		1,174	1,311	—		1,311
PREFERRED STOCK SUBJECT TO MANDATORY REDEMPTION	1,271	(1,271	)(b)	—	416	(416	)(b)	—
Total liabilities	250,651	(68,464)		182,187	301,003	(64,384)		236,619
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY: (1,400 preferred stock shares outstanding, respectively, on a historical basis and 1,000,000 preferred stock shares outstanding, respectively, on a pro forma basis; 32,573,882 and 32,583,882 common stock shares issued, respectively, on a historical basis and 92,573,897 and 92,583,897 common stock shares issued, respectively, on a pro forma basis; 250,757 and 396,458 treasury stock shares, respectively, on a historical and pro forma basis)	77,931	61,592	(a)	139,523	93,274	55,994	(a)	149,268
	$328,582	$(6,872)		$321,710	$394,277	$(8,390)		$385,887
See accompanying notes to these unaudited pro forma condensed consolidated financial statements.

HORIZON OFFSHORE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Restated
(In thousands, except share and per share data)

	Historical			Pro Forma	Historical			Pro Forma
	For the three			For the three	For the twelve			For the twelve
	months ended			months ended	months ended			months ended
	March 31,			March 31,	December 31,			December 31,
	2005	Adjustments		2005	2004	Adjustments		2004
CONTRACT REVENUES	$37,346	$—		$37,346	$254,209	$—		$254,209
COST OF CONTRACT REVENUES	34,750	—		34,750	226,391	—		226,391
Gross profit	2,596	—		2,596	27,818	—		27,818
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	5,568	—		5,568	30,687	—		30,687
BAD DEBT EXPENSE/RESERVE	—	—		—	5,692	—		5,692
IMPAIRMENT OF PROPERTY, EQUIPMENT AND INTANGIBLES	—	—		—	22,361	—		22,361
IMPAIRMENT LOSS ON ASSETS HELD FOR SALE	—	—		—	3,268	—		3,268
Operating loss	(2,972)	—		(2,972)	(34,190)	—		(34,190)
OTHER INCOME (EXPENSE):
Interest expense	(10,314)	8,093	(d)	(2,221)	(25,995)	18,003	(d)	(7,992)
Other income/(expense), net	(1,282)	—		(1,282)	(1,281)	—		(1,281)
NET LOSS BEFORE INCOME TAXES	(14,568)	8,093		(6,475)	(61,466)	18,003		(43,463)
INCOME TAX PROVISION	905	—		905	2,103	—		2,103
NET LOSS(f)	$(15,473)	$8,093		$(7,380)	$(63,569)	$18,003		$(45,566)
EARNINGS (LOSS) PER SHARE —
BASIC AND DILUTED	$(0.48)			$(0.08)	$(2.06)			$(0.50)
WEIGHTED AVERAGE SHARES USED IN COMPUTING NET LOSS PER SHARE — BASIC AND DILUTED	32,219,204	60,000,015	(a)	92,219,219	30,889,021	60,000,015	(a)	90,889,036
See accompanying notes to these unaudited pro forma condensed consolidated financial statements.

HORIZON OFFSHORE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Basis of Presentation
     On March 31, 2005, we entered into the Recapitalization Letter Agreement with all of the holders of the Subordinated Notes, pursuant to which we would issue common stock and common stock equivalents, which together will on an “as converted” basis be equivalent to 95% of our current aggregate outstanding common stock, to such holders in exchange for $85.0 million of Subordinated Notes and all of the 1,400 shares of Series A Preferred Stock. On June 10, 2005, we completed the Exchange Transaction and issued to the holders of the Subordinated Notes 60,000,015 shares of our common stock and one million shares of Series B Preferred Stock.
     The unaudited pro forma condensed consolidated balance sheets as of March 31, 2005 and December 31, 2004 give effect to the Exchange Transaction as if it occurred on those dates. The unaudited pro forma condensed consolidated statements of operations for the fiscal quarter ended March 31, 2005 and the fiscal year ended December 31, 2004 give effect to the Exchange Transaction as if it occurred at the beginning of the period presented.
Note 2. Pro Forma Adjustments
     Adjustments to present the unaudited pro forma condensed consolidated financial statements are set forth below. The pro forma adjustments only give effect to amounts that are directly attributable to the Exchange Transaction:
a.	Reflects the issuance of 60,000,015 shares of common stock.

b.	Reflects the issuance of one million shares of Series B Preferred Stock.

c.	Reflects the exchange of approximately $85.0 million of Subordinated Notes, including the unamortized portion of the debt discount.

d.	Reflects the adjustments of interest expense arising from the revised debt structure from the Exchange Transaction.

e.	Reflects the write-off of the unamortized portion of prepaid loan fees related to the early extinguishment of debt.

f.	We anticipate recognizing a loss on debt extinguishment during the second quarter of 2005 from the Exchange Transaction which will reflect the write off of the unamortized portion of the prepaid loan fees and debt discount. These charges were not considered in the unaudited pro forma condensed consolidated statements of operations.
     (c) Exhibits:
     None.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ Ronald D. Mogel
Ronald D. Mogel
Vice President and Chief Financial Officer

Dated: August 15, 2005